SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐           Preliminary Proxy Statement
☐           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒           Definitive Proxy Statement
☐           Definitive Additional Materials
☐           Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

Lotsoff Capital Management Investment Trust
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒           No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐           Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2)      Form, Schedule or Registration Statement No.:

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4)      Date Filed

Lotsoff Capital Management Investment Trust
20 North Clark Street
Chicago, Illinois  60602

Notice of Special Meeting of Shareholders
of Lotsoff Capital Management Micro Cap Fund to be Held July 29, 2011

To Shareholders of Lotsoff Capital Management Micro Cap Fund:

We invite you to attend a Special Meeting of Shareholders (the “Special Meeting”) of the Lotsoff Capital Management Micro Cap Fund (the “Fund”), a series of Lotsoff Capital Management Investment Trust, a Delaware statutory trust registered under the Investment Company Act of 1940 (the “Trust”), on Friday, July 29, 2011 at 10:00 a.m., local time, at the offices of Lotsoff Capital Management LLC (now known as Ziegler Lotsoff Capital Management (IL), LLC), 20 North Clark Street, Chicago, Illinois  60602.  As we describe in the accompanying Proxy Statement, the shareholders will meet for the following purposes:

1.	to approve a new investment advisory agreement for the Fund;

2.	to elect three trustees of the Trust; and

3.	to consider and act upon any other business that properly comes before the Special Meeting or any adjournment or postponement thereof.

We have enclosed with the accompanying Proxy Statement a proxy card solicited by our Board of Trustees.  Your vote is important, no matter how many shares you own.  Even if you plan to attend the Special Meeting, to help ensure that your vote is represented, please either complete, date, sign and return the enclosed proxy card by mailing it in the enclosed postage-paid envelope or follow the instructions under “Frequently Asked Questions” to vote by phone or via the Internet.  You may revoke your proxy at any time before it is actually voted by providing written notice of your revocation to the undersigned, by submitting a subsequent proxy or by voting in person at the Special Meeting.

We look forward to seeing you at the Special Meeting.

LOTSOFF CAPITAL MANAGEMENT INVESTMENT TRUST

Margaret M. Baer
Secretary
Chicago, Illinois
July 13, 2011

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be held on July 29, 2011

This Proxy Statement and copies of the Trust’s most recent annual and semi-annual report to shareholders are available at www.proxyonline.com/docs/lotsoffcapmgmtmicrocap.pdf.

FREQUENTLY ASKED QUESTIONS

Why have I received this proxy statement?

Our Board of Trustees (the “Board”) has sent you this proxy statement to ask for your vote as a shareholder of the Lotsoff Capital Management Micro Cap Fund (the “Fund”), a series of Lotsoff Capital Management Investment Trust (the “Trust”).  Shareholders will vote on the approval of a new investment advisory agreement for the Fund and the election of three trustees to the Board.

Lotsoff Capital Management LLC (now known as, Ziegler Lotsoff Capital Management (IL), LLC), an Illinois limited liability company (the “Adviser”), is the current investment adviser to the Fund.  Pursuant to a transaction with Ziegler Capital Management, LLC, Ziegler Capital Management, LLC acquired control of the Adviser on June 10, 2011 (the “Transaction”).  There was no change in the day-to-day management of the Fund’s investment portfolio as a result of the Transaction.

In light of the change of control of the Adviser pursuant to the Transaction, the Transaction caused an assignment of the investment advisory agreement between the Trust, on behalf of the Fund, and the Adviser under the Investment Company Act of 1940 (the “1940 Act”).  This assignment terminated the prior investment advisory agreement in accordance with its terms as required by Section 15 of the 1940 Act.  In anticipation of this assignment and termination, the Board, including a majority of the directors who are not “interested persons” of the Trust (as defined under the 1940 Act), approved on May 24, 2011 an interim investment advisory agreement between the Trust, on behalf of the Fund, and the Adviser (the “Interim Agreement”) that took effect on June 10, 2011.  Except for provisions required by Rule 15a-4 of the 1940 Act, the Interim Agreement contained the same terms and conditions as the prior investment advisory agreement.

In accordance with Rule 15a-4 of the 1940 Act, under the terms of the Interim Agreement, if the shareholders of the Trust fail to approve a new investment advisory agreement within 150 days after the effective date of the Interim Agreement, the Interim Agreement will terminate and the Board will have to consider alternate arrangements in respect of the management of the Fund’s assets.  Accordingly, on May 24, 2011, the Board approved a new investment advisory agreement between the Trust, on behalf of the Fund, and the Adviser and is seeking shareholder approval of the new investment advisory agreement (see Proposal 1).  There are no material differences between the new investment advisory agreement and the prior investment advisory agreement, nor are there any material differences in the investment adviser’s obligations under the new agreement.

Who is entitled to vote?

If you owned shares of the Fund as of the close of business on the record date of May 31, 2011 (the “Record Date”), then you are entitled to vote.  You will be entitled to one vote per share for each share that you own on the Record Date.

How will the approval of the new investment advisory agreement affect shareholders?

There are no material differences between the new investment advisory agreement and the prior investment advisory agreement, nor are there any material differences in the investment adviser’s obligations under the new agreement.  The fees payable by the Fund under the new investment advisory agreement are the same as the fees payable by the Fund under the prior investment advisory agreement.

How do I vote my shares?

For your convenience, you may vote your shares in the following four ways:

In Person:  You may vote your shares in person at the Special Meeting if you attend.

By Mail:  You may vote your shares by completing, dating, signing and returning your proxy card by mailing it in the enclosed postage-paid envelope.

i

By Telephone:  You may vote your shares by telephone.  To do so, please have your proxy card available, call the toll-free number on the proxy card and follow the simple instructions.

Via the Internet:  You may vote your shares via the Internet.  To do so, please have your proxy card available and go to the website shown on the proxy card.  Follow the simple instructions found on the website.

How will proxies be solicited?

We will solicit proxies by mail.  In addition, certain of our officers and employees may solicit by telephone, telegraph and personally.  These officers and employees will not be paid specifically for soliciting proxies.  The Adviser will bear the cost of soliciting proxies, including preparing, assembling and mailing the proxy materials as well as reimbursing brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold shares of the Fund.

How many shares of the Fund are entitled to vote?

As of the Record Date, the number of shares of the Fund that were entitled to vote at the Special Meeting was 1,449,461.

What happens if other matters come up at the Special Meeting?

The matter described in this proxy statement is the only matter that we know of that will be voted on at the Special Meeting.  If other matters are properly presented at the Special Meeting, the proxyholders named in the proxy card will vote your shares as they see fit.

What happens if the Special Meeting is adjourned?

The Special Meeting could be adjourned if, for example, a quorum does not exist or if a quorum exists but sufficient votes to approve a proposal are not received.  In determining whether to adjourn the Special Meeting, the following factors may be considered: the percentage of votes actually cast, the percentage of votes voted for and against the proposals, the nature of any further solicitation and the information to be provided to shareholders with respect to the reasons for the solicitation.  Any adjournment will require the affirmative vote of a majority of those shares that are represented at the Special Meeting in person or by proxy.  For purposes of any adjournment, proxies will be voted “for” adjournment unless you direct otherwise by writing anywhere on the enclosed proxy that you will vote against any adjournments.

What constitutes a quorum?

A “quorum” refers to the number of shares that must be in attendance, in person or by proxy, at a meeting to lawfully conduct business.  With respect to the proposals, a quorum is present if shareholders entitled to cast a majority of all the votes entitled to be cast at the Special Meeting are present in person or by proxy.

Is the Transaction a taxable transaction to the Fund?

The Transaction is a non-event for tax purposes for shareholders of the Fund and thus, is not a taxable transaction to the Fund.

What happens if I sign and return my proxy card but do not mark my vote?

Margaret M. Baer and Richard J. DeMatteo, as proxies, will vote your shares “for” the new investment advisory agreement and for each of the nominees to serve as trustee of the Board.

May I revoke my proxy?

Whether you vote in person, by mail, by telephone or via the Internet, you may revoke your proxy at any time before it is exercised by giving the Trust’s Secretary written notice of your revocation, by submitting a subsequent proxy (the subsequent proxy may be submitted by mail, by telephone or via the Internet) or by voting in person at the Special Meeting.  Your attendance at the Special Meeting does not automatically revoke your proxy.

ii

Who will count the votes?

A representative of The Altman Group, Inc., a third-party proxy solicitation firm, will tabulate the votes and act as the inspector of election.

Will the Trust and the Fund change their names?

If the new investment advisory agreement is approved by shareholders of the Fund, the name of the Trust will be changed to Ziegler Lotsoff Capital Management Investment Trust, and the name of the Fund will be changed to Ziegler Lotsoff Capital Management Micro Cap Fund.

iii

LOTSOFF CAPITAL MANAGEMENT INVESTMENT TRUST
20 North Clark Street
Chicago, Illinois  60602

PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD FRIDAY, JULY 29, 2011

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the “Board”) of Lotsoff Capital Management Investment Trust, a Delaware statutory trust (the “Trust”), for a Special Meeting of Shareholders of the Lotsoff Capital Management Micro Cap Fund (the “Fund”), a series of the Trust, to be voted at the Special Meeting of Shareholders and any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders.  The Special Meeting of Shareholders will be held on Friday, July 29, 2011 at 10:00 a.m., local time (the “Special Meeting”), at the offices of Lotsoff Capital Management LLC (now known as Ziegler Lotsoff Capital Management (IL), LLC), 20 North Clark Street, Chicago, Illinois  60602.  The mailing of the Notice of Special Meeting, this proxy statement and the accompanying proxy card will take place on or about July 13, 2011.

Lotsoff Capital Management LLC (now known as, Ziegler Lotsoff Capital Management (IL), LLC), an Illinois limited liability company (the “Adviser”), is the current investment adviser to the Fund.  Pursuant to a transaction with Ziegler Capital Management, LLC, Ziegler Capital Management, LLC acquired control of the Adviser on June 10, 2011 (the “Transaction”).  There was no change in the day-to-day management of the Fund’s investment portfolio as a result of the Transaction.

The consideration paid in connection with the Transaction consisted of (1) an initial payment of $2,353,233, divided among the Class A voting shares of the Adviser and the Class B and Class C non-voting shares of the Adviser, with the non-voting shares receiving most of the initial payment; (2) contingent payments expected to equal 60% of annual qualifying net revenue of the Adviser over $5,500,000 for a period of six calendar years beginning with 2011, to be divided among the Class A voting shares of the Adviser and the Class B and Class C non-voting shares of the Adviser pursuant to a specified formula; and (3) an equity payment equal to a one percent interest in Ziegler Capital Management, LLC divided equally between Donald W. Reid and Joseph N. Pappo.

In light of the change of control of the Adviser pursuant to the Transaction, the Transaction caused an assignment of the investment advisory agreement between the Trust, on behalf of the Fund, and the Adviser under the Investment Company Act of 1940 (the “1940 Act”).  This assignment terminated the prior investment advisory agreement in accordance with its terms as required by Section 15 of the 1940 Act.  In anticipation of this assignment and termination, the Board, including a majority of the directors who are not “interested persons” of the Trust (as defined under the 1940 Act), approved on May 24, 2011 an interim investment advisory agreement between the Trust, on behalf of the Fund, and the Adviser (the “Interim Agreement”) that took effect on June 10, 2011.  Except for provisions required by Rule 15a-4 of the 1940 Act, the Interim Agreement contained the same terms and conditions as the prior investment advisory agreement.

In accordance with Rule 15a-4 of the 1940 Act, under the terms of the Interim Agreement, if the shareholders of the Trust fail to approve a new investment advisory agreement within 150 days after the effective date of the Interim Agreement, the Interim Agreement will terminate and the Board will have to consider alternate arrangements in respect of the management of the Fund’s assets.  Accordingly, on May 24, 2011, the Board approved a new investment advisory agreement between the Trust, on behalf of the Fund, and the Adviser and is seeking shareholder approval of the new investment advisory agreement (see Proposal 1).  There are no material differences between the new investment advisory agreement and the prior investment advisory agreement, nor are there any material differences in the investment adviser’s obligations under the new agreement.

Section 15(f) of the 1940 Act provides that an investment adviser of a registered investment company (such as the Adviser) or an affiliated person of such investment adviser may receive any amount or benefit in connection with a sale of any interest in such investment adviser that results in an “assignment” of an advisory agreement (which is the case with respect to the current investment advisory agreement between the Trust, on behalf of the Fund, and the Adviser) if the following two conditions are satisfied: (1) for a period of three years after such assignment, at least 75% of the board of trustees of the investment company cannot be “interested persons” (as defined in the 1940 Act) of the new investment adviser or its predecessor; and (2) no “unfair burden” (as defined in the 1940 Act) may be imposed on the investment company as a result of the assignment or any express or implied terms, conditions or understandings applicable to the transaction.  The Fund will use its reasonable efforts to comply with the requirements of Section 15(f), and to assure that for a period of three years following consummation of the Transaction at least 75% of the members of the Board are not “interested persons” of the Adviser.  With respect to the other condition, the Board has, with the advice of counsel, determined that none of the arrangements related to the Transaction involves the imposition of an unfair burden on the Fund.

Proxies will be solicited by mail, telephone, telegraph and personally.  The Adviser will bear the cost of soliciting proxies, including preparing, assembling and mailing the proxy materials as well as reimbursing brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold shares of the Fund.  Whether you vote in person, by mail, by telephone or via the Internet, you may revoke your proxy at any time before it is exercised by giving the Trust’s Secretary written notice of your revocation, by submitting a subsequent proxy (the subsequent proxy may be submitted by mail, by telephone or via the Internet) or by voting in person at the Special Meeting.  Your attendance at the Special Meeting does not automatically revoke your proxy.  Your attendance at the Special Meeting does not automatically revoke your proxy.

You may request a copy of the Trust’s most recent annual report and semi-annual report succeeding the annual report, if any, by calling 1-877-568-7633 or writing the Lotsoff Capital Management Investment Trust, P.O. Box 1181, Milwaukee, WI  53201-1181.  We will furnish these copies free of charge.

OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

Set forth below are the names and addresses of all holders of the Fund’s shares who as of the record date of May 31, 2011 (the “Record Date”) owned of record or to the knowledge of the Fund, beneficially owned more than 5% of the Fund’s then outstanding shares.

Name and Address of Beneficial Owner	Number of Shares	Percent of Class

Genworth Financial Trust Company FBO Genworth Financial Asset Management FBO Their Mutual Clients 3200 North Central Ste 612 Phoenix, Arizona 85012	1,438,144	99.2%

As of the Record Date, the officers and Trustees of the Trust as a group, and each individually, owned less than 1% of the outstanding securities of the Fund.

PROPOSAL:  APPROVAL OF NEW INVESTMENT ADVISORY AGREEMENT

Introduction

The Adviser currently acts as the investment adviser to the Fund pursuant to the Interim Agreement.  The Interim Agreement for the Fund is dated June 10, 2011, has a maximum duration of 150 days and was entered into in anticipation of the Transaction.  Prior to the Transaction, the Adviser acted as investment adviser to the Fund pursuant to a prior investment advisory agreement (the “Prior Agreement”).  The Prior Agreement for the Fund is dated October 30, 2009 and was approved by shareholders on October 30, 2009.  The Board most recently provided its annual approval of the Prior Agreement on August 27, 2010.

As noted above, in light of the change of control of the Adviser pursuant to the Transaction, the Transaction caused an assignment of the Prior Agreement, and this assignment terminated the Prior Agreement in accordance with its terms.  In anticipation of this assignment and termination, the Board, including a majority of the directors who are not “interested persons” of the Trust (as defined under the 1940 Act), approved the Interim Agreement.  In accordance with Rule 15a-4 of the 1940 Act, under the terms of the Interim Agreement, if the shareholders of the Trust fail to approve a new investment advisory agreement within 150 days after the effective date of the Interim Agreement, the Interim Agreement will terminate and the Board will have to consider alternate arrangements in respect of the management of the Fund’s assets.

On May 24, 2011, the Board approved a new investment advisory agreement for the Fund between the Trust, on behalf of the Fund, and the Adviser (the “New Agreement”).  The New Agreement will become effective upon the approval of the New Agreement at the Special Meeting.

If the New Agreement is approved by shareholders of the Fund, the name of the Trust will be changed to Ziegler Lotsoff Capital Management Investment Trust, and the name of the Fund will be changed to Ziegler Lotsoff Capital Management Micro Cap Fund.

Description of the New Agreement and Comparison of New Agreement and Prior Agreement

The form of the New Agreement is attached as Exhibit A to this proxy statement.  The description in this section of the terms of the New Agreement is qualified in its entirety by reference to this Exhibit.

Under the New Agreement, as under the Prior Agreement, the Adviser will provide investment advisory services to the Fund.  There are no material differences between the New Agreement and the Prior Agreement, nor are there any material differences in the Adviser’s obligations under the New Agreement.  The New Agreement has an initial term of two (2) years and thereafter continues in effect for as long as its continuance is specifically approved at least annually, by (i) the Board of Trustees of the Trust, or by the vote of a majority (as defined in the 1940 Act) of the outstanding shares of the Fund, and (ii) by the vote of a majority of the Trustees of the Trust who are not parties to the New Agreement or interested persons of the Adviser, cast in person at a meeting called for the purpose of voting on such approval.  The New Agreement, like the Prior Agreement, provides that it may be terminated at any time without the payment of any penalty, by the Board of Trustees of the Trust or by vote of a majority of the Fund’s shareholders, on sixty (60) calendar days written notice to the Adviser, and by the Adviser on the same notice to the Trust and that it shall be automatically terminated if it is assigned.

Pursuant to the New Agreement and the Prior Agreement, the Adviser, at its own expense and without reimbursement from the Fund, furnishes office space and all necessary office facilities, equipment and executive personnel for making the investment decisions necessary for managing the Fund and maintaining its organization and pays the salaries and fees of all Trustees of the Trust (except the fees paid to non-interested Trustees).  For the foregoing, the Fund pays the Adviser a monthly fee based on the Fund’s average daily net assets at the annual rate of 0.95% (the fee is the same under both the New Agreement and the Prior Agreement).

Under both the New Agreement and the Prior Agreement, the Adviser is not required to pay any expenses of the Fund except if the total expenses borne by the Fund, including the investment advisory fee and the administration fee but excluding all federal, state and local taxes, interest, reimbursement payments to securities lenders for dividend and interest payments on securities sold short, brokerage commissions and extraordinary items, in any year, exceed that percentage of the average net asset value of the Fund for such year, as determined by valuations made as of the close of each business day of the year, which is the most restrictive percentage provided by the state laws of the various states in which the Fund’s shares are qualified for sale or, if the states in which the Fund’s shares are qualified for sale impose no such restrictions, 3.00%.

The Fund monitors its expense ratio at least on a monthly basis.  If the accrued amount of the expenses of the Fund exceed the expense limitation, the Fund creates a receivable from the Adviser for the amount of such excess.  In such a situation the monthly payment of the Adviser’s fee will be reduced by the amount of such excess, subject to adjustment month by month during the balance of the Fund’s fiscal year if accrued expenses thereafter fall below this limit.

For services provided by the Adviser under the Prior Agreement for the fiscal year ended September 30, 2010, the Fund paid the Adviser fees of $ 239,490.

The New Agreement, like the Prior Agreement, provides that the Adviser is not liable to the Fund or its shareholders for anything other than willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations or duties.  The New Agreement, like the Prior Agreement, also provides that the Adviser may render investment advisory services to others.

Allocation of Fees and Expenses

Under the New Agreement, as under the Prior Agreement, the Fund pays all of its expenses not assumed by the Adviser, including, but not limited to, the professional costs of preparing and the cost of printing its registration statement required under the Securities Act of 1933, as amended and the 1940 Act and any amendments thereto, the expenses of registering its shares with the Securities and Exchange Commission (“SEC”) and qualifying in the various states, the printing and distribution cost of prospectuses mailed to existing shareholders, the cost of trustee and officer liability insurance, reports to shareholders, reports to government authorities and proxy statements, interest charges on any borrowings, dividend and interest payments on securities sold short, taxes and legal expenses.  The Fund also pays salaries of administrative and clerical personnel, association membership dues, auditing and accounting services, insurance premiums, brokerage commissions and other expenses incurred in connection with portfolio transactions, fees and expenses of any custodian having custody of the Fund’s assets, expenses of calculating the net asset value and repurchasing and redeeming shares, printing and mailing expenses, charges and expenses of dividend disbursing agents, registrars, and share transfer agents and the cost of keeping all necessary shareholder records and accounts.

The fees paid by the Fund under the New Agreement are the same as the fees paid by the Fund under the Prior Agreement.

Description of the Adviser

The Adviser, the current investment adviser to the Fund, is an Illinois limited liability company and a registered investment adviser whose principal offices are located at 20 North Clark Street, Chicago, Illinois  60602.  The name and principal occupation of the principal executive officer and each director of the Adviser are listed below (the address of each is c/o Ziegler Lotsoff Capital Management (IL), LLC, 20 North Clark Street, Chicago, Illinois  60602):

Name and Office	Principal Occupation

Scott Roberts President and Chief Executive Officer	President and Chief Executive Officer of the Adviser

Donald W. Reid, Ph.D. Managing Director and Co-Chief Investment Officer of Equities	Managing Director and Co-Chief Investment Officer of Equities of the Adviser.

Donald Nesbitt, CFA Managing Director and Co-Chief Investment Officer of Equities	Managing Director and Co-Chief Investment Officer of Equities of the Adviser

Paula Horn Managing Director, Chief Investment Officer of Fixed Income	Managing Director, Chief Investment Officer of Fixed Income of the Adviser

Allison J. Brink Managing Director and Director of Marketing	Managing Director and Director of Marketing

Margaret M. Baer Managing Director and Chief Administrative & Operating Officer	Managing Director and Chief Administrative & Operating Officer of the Adviser.

Lyda Iturralde Managing Director and Chief Compliance Officer	Managing Director and Chief Compliance Officer Of the Adviser

Kathleen Nelson Managing Director, General Counsel	Managing Director and General Counsel of the Adviser

Terese Constantino Controller	Controller of the Adviser

Required Vote

The favorable vote of the holders of a majority (as defined in the 1940 Act) of the outstanding shares of the Fund is required for the approval of the New Agreement.  Under the 1940 Act, the vote of the holders of a majority of the outstanding shares of the Fund means the vote of the holders of the lesser of (i) 67% or more of the Fund’s shares present at the Special Meeting or represented by proxy if the holders of 50% or more of the Fund’s shares are so present or represented; or (ii) more than 50% of the Fund’s outstanding shares.  Abstentions and broker non-votes, if any, will be counted as votes present for purposes of determining whether a quorum is present.  The failure to vote, other than by broker non-votes or abstentions, assuming more than 50% of the applicable Fund’s outstanding shares are present, has no effect if (i) above is applicable and has the same effect as a vote against the New Agreement if (ii) above is applicable.  Abstentions and broker non-votes have the same effect as a vote against the New Agreement regardless of whether (i) or (ii) above is applicable.  If the New Agreement is not approved then the Board will have to consider alternate arrangements in respect of the management of the Fund’s assets, and will take such further action as it deems in the best interests of the shareholders of the Fund.

Recommendation

On May 24, 2011, the Board approved the New Agreement.  Prior to approving the agreement, the Board considered:

●
the nature, extent and quality of the services provided by the Adviser under the Prior Agreement, and that the services to be performed by the Adviser under the New Agreement are substantially the same as the services performed by the Adviser under the Prior Agreement;

●	the investment performance of the Fund;

●	the costs of the services to be provided and profits to be realized by the Adviser from its relationship with the Fund;

●	the expense ratio of the Fund;

●	the extent to which economies of scale would be realized as the Fund grows and whether fee levels reflect those economies of scale; and

●	that the annual rate paid by the Fund under the New Agreement is the same as the annual rate paid by the Fund under the Prior Agreement.

In considering the nature, extent and quality of the services provided by the Adviser, the Board reviewed a report prepared by the Adviser describing the portfolio management, shareholder communication, and regulatory compliance services they provide to the Fund.  The Board concluded that the Adviser was providing essential services to the Fund.

The Board discussed the Fund’s performance and reviewed the comparison of the Fund’s performance to benchmark indices over various periods of time, concluding that the performance of the Fund warranted the approval of the New Agreement.  The Board noted that in addition to the absolute performance of the Fund, the Fund adheres to its stated investment style.

The Board reviewed the advisory fees payable by the Fund.  They considered the revenues realized by the Adviser, as well as the costs incurred by the Adviser in its management of the Fund.  They noted that the Adviser receives no revenue, other than advisory fees, for the services it provides the Fund, but does receive research used in its management of the Fund and the assets of its other investment advisory accounts.  The Board determined that the profits realized by the Adviser from its relationship with the Fund were reasonable and not excessive.

The Board reviewed reports prepared by the Fund’s administrator comparing the expense ratio and advisory fee paid by the Fund to those paid by other comparable mutual funds and concluded that the advisory fees paid by the Fund and the expense ratio of the Fund was in the range of comparable mutual funds and the expense ratio of the Fund was higher than most comparable mutual funds..  The Trustees noted that the Fund’s principal shareholder is aware of the Fund’s increasing expense ratio and remains interested in having exposure to the micro cap segment of the market for some of its clients.  The Board also reviewed a report prepared by the Adviser indicating that the Adviser was not realizing economies of scale that would make breakpoints appropriate in its management of the Fund and was unlikely to do so in the future.

Finally, the Board also considered that the Adviser has been investment adviser to the Fund since its inception and that the Transaction would not change the way in which the Adviser manages the Fund.

Accordingly, the Board recommends a vote “FOR” the New Agreement.

PROPOSAL: ELECTION OF TRUSTEES

Trustee Nominees

At the Special Meeting, three trustees will be elected to hold office until their respective successors are chosen and qualified.  The current trustees of the Trust have nominated three persons for election.  As proxies, Margaret M. Baer and Richard J. DeMatteo intend to vote for the election of all of the Board’s nominees and any other person that the Board may recommend in place of a nominee if that nominee becomes unable to serve as a trustee before the Special Meeting.  Each nominee has consented to being named as a nominee and to serve if elected (contingent on the approval of the New Agreement and the election of all three trustee nominees).

The following table includes the name, age (as of May 31, 2011), address, principal occupations during the past five years, and other information with respect to each of the trustee nominees.  None of the nominees currently serve as trustees.  All of the officers identified below are currently officers of the Fund, and will continue as officers of the Fund.

Name, Address and Age	Position(s) Held with Trust	Term of Office(1) and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held (during past five years) by Trustee

Non-Interested Trustees

John Chrystal c/o Lotsoff Capital Management Investment Trust 20 North Clark Street 34th Floor Chicago, Illinois 60602 Age: 53	Trustee	Nominee	Founder and Managing Partner of Bent Gate Advisors, LLC, a consulting firm that provides strategic advice and assistance to financial insitutions. Previously a Partner at DiMaio Ahmad Capital, an investment management firm.	1	None

Albert J. DiUlio, S.J. c/o Lotsoff Capital Management Investment Trust 20 North Clark Street 34th Floor Chicago, Illinois 60602 Age: 67	Trustee	Nominee	President Vatican Observatory. Previously, served five years as Secretary for Finance and Higher Education USA Jesuit Conference, followed by a one year Sabbatical.	1	None

David S. Krause c/o Lotsoff Capital Management Investment Trust 20 North Clark Street 34th Floor Chicago, Illinois 60602 Age: 57	Trustee	Nominee	Director of the Applied Investment Management program and Adjunct Assistant Professor at Marquette University.	1	None

Interested Trustee

Margaret M. Baer 20 North Clark Street 34th Floor Chicago, Illinois 60602 Age: 43	Secretary and Treasurer(2)	Nominee, as officer has served since 2003	Chief Administrative Officer of the Adviser 2002-2011. Chief Operating and Administrative Officer of the Adviser since 2011.	N/A	N/A

Officers

Joseph N. Pappo, c/o Lotsoff Capital Management Investment Trust 20 North Clark Street 34th Floor Chicago, Illinois 60602 Age: 59	President	Served since 2010	Senior Portfolio Manager of the Adviser since 1997	N/A	N/A
Lyda Iturralde 20 North Clark Street 34th Floor Chicago, Illinois 60602 Age: 37	Chief Compliance Officer	Served since 2011	Vice President of Compliance of the Advisor from 2007-2010, Chief Compliance Officer of the Adviser since 2010	N/A	N/A

(1)	Each Trustee serves an indefinite term until the election of a successor. Each officer serves an indefinite term, renewed annually, until the election of a successor.
(2)	Ms. Baer is an interested person of the Fund based upon her positions with the Adviser.

Qualification of Trustees

John Chrystal’s experience as a partner of an investment management firm, and his experience as a partner of a consulting firm advising financial institutions, has provided him with an extensive knowledge of the highly regulated financial services industry, which knowledge he brings to the Board in a relatable, effective way.  Albert J. DiUlio, S.J.’s financing background, combined with his work experience, have provided him with a strong understanding of financial statements and experience addressing the complex issues that confront entities.  As a director, Mr. DiUlio uses his financial background and experiences to enhance Board discussions with useful information and insights.  David S. Krause’s experience co-founding small businesses and as a professor in a graduate management program has honed his understanding of financial statements and the complex issues that confront businesses, making him a valuable resource to the Board.  Margaret M. Baer’s experience as the Chief Administrative Officer of the Adviser, and the practical approach to problem solving she developed in this capacity, make her a valuable resource to the Board and its deliberations.  Each of Messrs. Chrystal, DiUlio and Krause and Ms. Baer takes a conservative and thoughtful approach to addressing issues facing the Fund.  The combination of skills and attributes discussed above led to the conclusion that each of Messrs. Chrystal, DiUlio and Krause and Ms. Baer should serve as a trustee.

Board Leadership Structure

The Board has general oversight responsibility with respect to the operation of the Trust and the Fund, and is comprised solely of non-interested trustees.  The Board has engaged the Adviser to manage the Fund and is responsible for overseeing the Adviser and other service providers to the Trust and the Fund in accordance with the provisions of the 1940 Act and other applicable laws.  The Board has established an Audit Committee to assist the Board in performing its oversight responsibilities.

Given the fact there is only one fund in the Trust, the Trust does not have a Chairman of the Board, nor does the Trust have a lead disinterested trustee.  The President of the Trust is the presiding officer at all meetings of the Board and sets the agenda for the Board meetings, with input from the trustees and other officers of the Trust.  The Trust has determined that its leadership structure is appropriate in light of, among other factors, the asset size and nature of the Fund, the arrangements for the conduct of the Fund’s operations, the number of trustees, and the responsibilities of the Board.

Board Oversight of Risk

Through its direct oversight role, and indirectly through the Audit Committee, and officers of the Fund and service providers, the Board performs a risk oversight function for the Fund.  To effectively perform its risk oversight function, the Board, among other things, performs the following activities: receives and reviews reports related to the performance and operations of the Fund; reviews and approves, as applicable, the compliance policies and procedures of the Fund; approves the Fund’s principal investment policies; adopts policies and procedures designed to deter market timing; meets with representatives of various service providers, including the Adviser, to review and discuss the activities of the Fund and to provide direction with respect thereto; and appoints a chief compliance officer of the Fund who oversees the implementation and testing of the Fund’s compliance program and reports to the Board regarding compliance matters for the Fund and its service providers.

The Trust has an Audit Committee, which plays a significant role in the risk oversight of the Fund as it meets annually with the auditors of the Fund.  The Board also meets quarterly with the Fund’s chief compliance officer.

Not all risks that may affect the Fund can be identified nor can controls be developed to eliminate or mitigate their occurrence or effects.  It may not be practical or cost effective to eliminate or mitigate certain risks, the processes and controls employed to address certain risks may be limited in their effectiveness, and some risks are simply beyond the reasonable control of the Fund, the Adviser or other service providers.  Moreover, it is necessary to bear certain risks (such as investment-related risks) to achieve the Fund’s goals.  As a result of the foregoing and other factors, the Fund’s ability to manage risk is subject to substantial limitations.

Audit Committee

The Board has created an audit committee.  If elected, it is expected that members  will consist of Messrs. Chrystal, DiUlio and Krause each of whom is a non-interested trustee.  The primary functions of the audit committee are to select the independent registered public accounting firm to be retained to perform the annual audit of the Fund, to review the results of the audit, to review the Fund’s internal controls, to approve in advance all permissible non-audit services performed by the independent auditors and to review certain other matters relating to the Fund’s independent registered public accounting firm and financial records.  The audit committee met twice during the fiscal year ended September 30, 2010.

The Board has no other committees.

Compensation

If the trustee nominees are elected and take office, the Fund will pay each non-interested trustee an annual retainer of $8,000 and a fee of $1,000 for each meeting of the Board of Trustees attended, including special meetings.  The Fund may reimburse trustees for travel expenses incurred in order to attend meetings.  The Trust does not provide pension or retirement benefits to its Trustees and officers.  None of the trustee nominees were trustees of the Fund as of the end of the fiscal year ended September 30, 2010.  If the trustee nominees are elected, the aggregate compensation to be paid by the Trust to each non-interested trustee for the fiscal year ending September 30, 2011 (estimating future payments based upon anticipated arrangements) would be as follows:

Name of Person, Position	Aggregate Compensation from Trust	Total Compensation from Trust and Fund Complex Paid to Trustees

Non-Interested Trustees
John Chrystal	$3,000	$3,000
Albert J. DiUlio, S.J.	$3,000	$3,000
David S. Krause	$3,000	$3,000
Interested Trustee
Margaret M. Baer	None	None

Dollar Range of Trustee Share Ownership

The following table sets forth the dollar range of equity securities of the Fund beneficially owned by each Trustee as of December 31, 2010:

Name	Dollar Range of Equity Securities in the Micro Cap Fund

Non-Interested Trustees
John Chrystal	None
Albert J. DiUlio, S.J.	None
David S. Krause	None

Interested Trustee
Margaret M. Baer	None

Shareholder Communications with Board of Trustees

The Fund’s shareholders may communicate with the Board (or individual trustees serving on the Board) by sending written communications, addressed to the Board as a group or any individual trustee, to Lotsoff Capital Management, Attention: Secretary, 20 North Clark Street, Chicago, Illinois  60602, who will ensure that this communication (assuming it is properly marked care of the Board or care of a specific trustee) is delivered to the Board or the specified trustee, as the case may be.

Attendance of Trustees at Annual Meetings

The Fund does not hold annual meetings and therefore does not have a policy with regard to trustees’ attendance at such meetings.

Required Vote

Shareholders elect trustees by a plurality of the votes cast by shares that are entitled to vote in the election, assuming a quorum is present.  For this purpose, a “plurality” means that nominees receiving the largest number of votes from the Fund’s shareholders will be elected as trustees.  Abstentions and broker non-votes, if any, will be counted as votes present for purposes of determining whether a quorum is present.  Assuming a quorum is present, any shares that do not vote, whether by abstention or otherwise, will not affect the election of the trustees.

The election of the trustees is expressly conditioned upon the approval of the New Agreement.  If all three trustee nominees are elected but the New Agreement does not receive a sufficient number of votes, the trustee nominees will not take office, and the existing trustees will remain as trustees.  Under this circumstance, the Board will have to consider alternate arrangements in respect of the management of the Fund's assets, and will take such further action as it deems in the best interests of the shareholders of the Fund.

Recommendation

The Board recommends a vote “FOR” all of the trustee nominees.

AUDIT AND NON-AUDIT FEES

Independent Registered Public Accounting Firm

BBD LLP is the Fund’s current independent registered public accounting firm and was the Fund’s independent registered public accounting firm for the fiscal year ended September 30, 2010.  We do not expect that representatives of BBD LLP will be present at the Special Meeting.

Audit Committee Pre-Approval Requirements

The Audit Committee is required to pre-approve all audit services and permitted non-audit services provided by BBD LLP or any other independent registered public accounting firm engaged by the Trust (the “Auditor”).  The Audit Committee must also pre-approve any engagement of the Auditor to provide non-audit services to (a) the Fund’s investment adviser and (b) any entity controlling, controlled by, or under common control with the Fund’s investment adviser that provides ongoing services to the Trust (with entities in (a) and (b) hereinafter referred to as “Service Affiliates”) if the services provided to such Service Affiliates relate directly to the operations and financial reporting of the Trust.  Services are specifically pre-approved by the Audit Committee or a designated member of the Audit Committee prior to the engagement.

Fees for Services to the Trust

The following table provides information on the aggregate fees billed by BBD LLP for the fiscal year ended September 30, 2010 and Deloitte & Touche LLP for the fiscal year ended September 30, 2009 for services rendered to the Trust for each of the last two fiscal years:

Fiscal Year Ended	Audit Fees(1)	Audit-Related Fees	Tax Fees(2)	All Other Fees	Totals
September 30, 2010	$14,000	$0	$2,000	$0	$16,000
September 30, 2009	$22,900	$0	$3,765	$0	$26,665
___________
(1)  Includes aggregate fees billed for professional services rendered for the audit of the Fund’s annual financial statements and services normally provided in connection with statutory or regulatory filings or engagements by the Fund.
(2)  Includes aggregate fees billed for tax compliance, tax advice and tax planning.

Fees for Non-Audit Services

During the past two fiscal years, BBD LLP and Deloitte & Touche LLP have not billed any non-audit fees for services rendered to the Trust or any other Service Affiliate, other than as described above.  All non-audit fees were pre-approved in advance by the Audit Committee or a designated member of the Audit Committee.  No non-audit fees were paid to BBD LLP or Deloitte & Touche LLP by Service Affiliates during these periods.

ADMINISTRATOR AND PRINCIPAL UNDERWRITER

The administrator to the Fund is UMB Fund Services, Inc., a Wisconsin corporation (“UMBFS”), 803 West Michigan Street, Milwaukee, Wisconsin 53233.  UMBFS provides various administrative and fund accounting services to the Fund, including calculating the Fund’s net asset value, pursuant to an administration agreement with the Trust on behalf of the Fund.

UMB Distribution Services, LLC (the “Distributor”), 803 West Michigan Street, Milwaukee, Wisconsin 53233 acts as distributor for the Fund.  The Distributor offers shares of the Fund on a continuous basis, reviews advertisements of the Fund and acts as liaison for the Fund’s broker-dealer relationships.  The Distributor is not obligated to sell any certain number of shares of the Fund.

RECEIPT OF SHAREHOLDER PROPOSALS

Under the proxy rules of the SEC, shareholder proposals meeting tests contained in those rules may, under certain conditions, be included in the Trust’s proxy materials for a particular meeting of shareholders.  One of these conditions relates to the timely receipt by the Trust of any such proposal. Since the Trust does not have regular annual meetings of shareholders, under these rules, proposals submitted for inclusion in the proxy materials for a particular meeting must be received by the Trust a reasonable time before the solicitation of proxies for the meeting is made.  The fact that the Trust receives a shareholder proposal in a timely manner does not ensure its inclusion in our proxy materials since there are other requirements in the proxy rules relating to such inclusion.

OTHER MATTERS

The Board knows of no other matters that may come before the Special Meeting.  If any other matters properly come before the Special Meeting, it is the intention of the persons acting pursuant to the enclosed form of proxy to vote the shares represented by said proxies in accordance with their best judgment with respect to such matters.

LOTSOFF CAPITAL MANAGEMENT INVESTMENT TRUST

Margaret M. Baer
Secretary

Chicago, Illinois
July 13, 2011

EXHIBIT A

FORM OF INVESTMENT ADVISORY AGREEMENT

THIS INVESTMENT ADVISORY AGREEMENT (this “Agreement”) is made this 15th day of July, 2011 between Ziegler Lotsoff Capital Management Investment Trust, a Delaware statutory trust (the “Trust”), and Ziegler Lotsoff Capital Management (IL), LLC (the “Adviser”).

RECITALS:

WHEREAS, the Trust is registered with the Securities and Exchange Commission under the Investment Company Act of 1940 (the “Act”) as an open-end management investment company consisting of one series, Ziegler Lotsoff Capital Management Micro Cap Fund (the “Fund”); and

WHEREAS, the Trust desires to retain the Adviser, which is an investment adviser registered under the Investment Advisers Act of 1940, as the investment adviser for the Fund.

AGREEMENT:

NOW, THEREFORE, the Trust and the Adviser do mutually promise and agree as follows:

4.           Employment.  The Trust hereby employs the Adviser to manage the investment and reinvestment of the assets of the Fund for the period and on the terms set forth in this Agreement.  The Adviser hereby accepts such employment for the compensation herein provided and agrees during such period to render the services and to assume the obligations herein set forth.

5.           Authority of the Adviser.  The Adviser shall supervise and manage the investment portfolio of the Fund, and, subject to such policies as the Board of Trustees of the Trust may determine, direct the purchase and sale of investment securities in the day to day management of the Fund.  The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.  However, one or more members, officers or employees of the Adviser may serve as trustees and/or officers of the Trust, but without compensation or reimbursement of expenses for such services from the Trust.  Nothing herein contained shall be deemed to require the Trust to take any action contrary to its charter documents, as amended or supplemented, or any applicable statute or regulation, or to relieve or deprive the Board of Trustees of the Trust of its responsibility for and control of the affairs of the Trust.

6.           Expenses.  The Adviser, at its own expense and without reimbursement from the Trust, shall furnish office space, and all necessary office facilities, equipment and executive personnel for managing the investments of the Fund.  The Adviser shall not be required to pay any expenses of the Fund except as provided herein if the total expenses borne by the Fund, including the Adviser’s fee and the fees paid to the Fund’s administrator, but excluding all federal, state and local taxes, interest, reimbursement payments to securities lenders for dividend and interest payments on securities sold short, brokerage commissions and extraordinary items, in any year exceed that percentage of the average net asset value of the Fund for such year, as determined by valuations made as of the close of each business day, which is the most restrictive percentage provided by the state laws of the various states in which the Fund’s shares are qualified for sale or, if the states in which the Fund’s shares are qualified for sale impose no such restrictions, 3.00%. The expenses of the Fund’s operations borne by the Fund include by way of illustration and not limitation, trustees’ fees paid to those trustees who are not interested trustees under the Act, the professional costs of preparing and printing registration statements required under the Securities Act of 1933, as amended, and the Act (and amendments thereto), the expense of registering its shares with the Securities and Exchange Commission and in the various states, the printing and distribution cost of prospectuses mailed to existing shareholders, trustee and officer liability insurance, reports to shareholders, reports to government authorities and proxy statements, interest charges on any borrowings, dividend and interest payments on securities sold short, taxes, legal expenses, salaries of administrative and clerical personnel, association membership dues, auditing and accounting services, insurance premiums, brokerage commissions and other expenses connected with the execution of portfolio securities transactions, fees and expenses of the custodian of the Fund’s assets, expenses of calculating the net asset value and repurchasing and redeeming shares, printing and mailing expenses, charges and expenses of dividend disbursing agents, registrars and share transfer agents and the cost of keeping all necessary shareholder records and accounts.

The Trust shall monitor the Fund’s expense ratio on a monthly basis.  If the accrued amount of the expenses of the Fund exceeds the expense limitation established herein, the Fund shall create an account receivable from the Adviser in the amount of such excess.  In such a situation the monthly payment of the Adviser’s fee will be reduced by the amount of such excess, subject to adjustment month by month during the balance of the Trust’s fiscal year if accrued expenses thereafter fall below the expense limitation.

7.           Compensation of the Adviser.  For the services to be rendered by the Adviser hereunder, the Trust through the Fund shall pay to the Adviser an advisory fee, paid monthly, based on the average net assets of the Fund, as determined by valuations made as of the close of each business day of the month.  The advisory fee shall be 0.95% per annum of such average net assets.  For any month in which this Agreement is not in effect for the entire month, such fee shall be reduced proportionately on the basis of the number of calendar days during which it is in effect and the fee computed upon the average net assets of the business days during which it is so in effect.

8.           Ownership of Shares of the Fund.  The Adviser shall not take an ownership position in the Fund, and shall not permit any of its members, officers or employees to take a long or short position in the shares of the Fund, except for the purchase of shares of the Fund for investment purposes at the same price as that available to the public at the time of purchase.

9.           Exclusivity.  The services of the Adviser to the Fund hereunder are not to be deemed exclusive and the Adviser shall be free to furnish similar services to others as long as the services hereunder are not impaired thereby.  Although the Adviser has agreed to permit the Fund and the Trust to use the names “Ziegler,” “Lotsoff” and “Ziegler Lotsoff Capital Management”, if they so desire, it is understood and agreed that the Adviser reserves the right to use and to permit other persons, firms or corporations, including investment companies, to use such name, and that the Fund and the Trust will not use such names if the Adviser ceases to be the Fund’s sole investment adviser.  During the period that this Agreement is in effect, the Adviser shall be the Fund’s sole investment adviser.

10.           Liability.  In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Adviser, the Adviser shall not be subject to liability to the Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder, or for any losses that may be sustained in the purchase, holding or sale of any security.

11.           Brokerage Commissions.  The Adviser may cause the Fund to pay a broker-dealer which provides brokerage and research services, as such services are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the Adviser a commission for effecting a securities transaction in excess of the amount another broker-dealer would have charged for effecting such transaction, if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of brokerage and research services provided by the executing broker-dealer viewed in terms of either that particular transaction or his overall responsibilities with respect to the accounts as to which he exercises investment discretion (as defined in Section 3(a)(35) of the Exchange Act).

12.      Code of Ethics.  The Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the Act and has provided the Trust with a copy of the code of ethics and evidence of its adoption.  Upon written request of the Trust, the Adviser shall permit the Trust to examine any reports required to be made by the Adviser pursuant to Rule 17j-1(1) under the Act.

13.           Amendments.  This Agreement may be amended by the mutual consent of the parties; provided, however, that in no event may it be amended without the approval of the Board of Trustees of the Trust in the manner required by the Act, and, if required by the Act, by the vote of the majority of the outstanding voting securities of the Fund, as defined in the Act.

14.           Termination.  This Agreement may be terminated at any time, without the payment of any penalty, by the Board of Trustees of the Trust or by a vote of the majority of the outstanding voting securities of the Fund, as defined in the Act, upon giving written notice sixty (60) calendar days in advance to the Adviser.  This Agreement may be terminated by the Adviser at any time upon giving written notice sixty (60) calendar days in advance to the Trust.  This Agreement shall terminate automatically in the event of its assignment (as defined in Section 2(a)(4) of the Act).  Subject to prior termination as hereinbefore provided, this Agreement shall continue in effect for two (2) years from the date hereof and indefinitely thereafter, but only so long as the continuance after such two (2) year period is specifically approved annually by (i) the Board of Trustees of the Trust or by the vote of the majority of the outstanding voting securities of the Fund (as defined in the Act) and (ii) the Board of Trustees of the Trust in the manner required by the Act, provided that any such approval may be made effective not more than sixty (60) calendar days thereafter.

* * *

IN WITNESS WHEREOF, the parties hereto have caused this Investment Advisory Agreement to be executed on the day first above written.

ZIEGLER LOTSOFF CAPITAL MANAGEMENT LLC
(the “Adviser”)

By:

Name:

Title:

ZIEGLER LOTSOFF CAPITAL MANAGEMENT INVESTMENT TRUST
(the “Trust”)

By:

Name:

Title:

PROXY CARD FOR Lotsoff Capital Management Micro Cap Fund Proxy for Special Meeting of Shareholders – July 29, 2011

This Proxy is solicited on behalf of
the Board of Trustees of Lotsoff Capital Management Investment Trust

The undersigned constitutes and appoints Margaret M. Baer and Richard J. DeMatteo and each of them singly, with power of substitution, as attorneys and proxies for and in the name and place of the undersigned to appear and vote with the same effect as the undersigned at the Special Meeting of Shareholders of the Lotsoff Capital Management Micro Cap Fund (the “Fund”) to be held at the offices of Lotsoff Capital Management, 20 North Clark Street, Chicago, Illinois 60602, on Friday, July 29, 2011, at 10:00 a.m., local time, and at any adjournments or postponements thereof, all shares of stock of the Fund which the undersigned is entitled to vote as directed on the reverse side.

Important Notice Regarding the Availability of Proxy Materials for the Lotsoff Capital Management Micro Cap Fund Shareholder Meeting to Be Held on July 29, 2011

The proxy statement for this meeting is available at: www.proxyonline.com/docs/lotsoffmicrocap.pdf

PLEASE FOLD HERE AND RETURN THE ENTIRE BALLOT – DO NOT DETACH

Lotsoff Capital Management Micro Cap Fund

Proxy for Special Meeting of Shareholders — July 29, 2011

TO VOTE BY MAIL: To vote your proxy by mail, check the appropriate voting box on the reverse side of this proxy card, sign and date the card and return it in the enclosed postage-paid envelope.
The signature on this proxy should correspond exactly with the name of the shareholder as it appears on the proxy.  If stock is issued in the name of two or more persons, each should sign the proxy.  If a proxy is signed by an administrator, trustee, guardian, attorney or other fiduciary, please indicate full title as such.

Shareholder sign here Date

Joint owner sign here Date

IT IS IMPORTANT THAT PROXIES BE VOTED PROMPTLY.  EVERY SHAREHOLDER’S VOTE IS IMPORTANT.

Lotsoff Capital Management Micro Cap Fund

WE NEED YOUR PROXY VOTE AS SOON AS POSSIBLE.   YOUR PROMPT ATTENTION WILL HELP TO AVOID THE EXPENSE OF FURTHER SOLICITATION.

Remember to sign and date the reverse side before mailing in your vote.

This proxy will be voted as specified.   If no specification is made, this proxy will be voted for the proposal to approve the new investment advisory agreement for the Fund and for the election of each of the nominees for trustee.

PLEASE FOLD HERE AND RETURN THE ENTIRE BALLOT – DO NOT DETACH

TO VOTE, MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS.  Example: ■

1.	PROPOSAL: To approve a proposed new investment advisory agreement for the Fund.

To vote the proxy, please use the boxes below.
FOR	AGAINST	ABSTAIN
□	□	□

2.	PROPOSAL: To elect the following as trustees of the Fund.

☐	FOR ALL NOMINEES	NOMINEES: o John Chrystal o Albert J. DiUlio, S.J. o David S. Krause o Margaret M. Baer
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instruction below)
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

3.	In their discretion upon such other business as may properly come before the meeting.